October 20, 2016

Board of Directors

chatAND, Inc.

244 5th Avenue, Suite C68

New York, NY 10001

RE: Resignation from chatAND, Inc.

To Whom It May Concern:

Effective as of the date above, I hereby resign from all my officer positions held with chatAND, Inc., a Nevada corporation, including, but not limited to, Interim Chief Executive Officer and Chief Financial Officer.

My resignation is not a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices.

Sincerely,

/s/ Victoria D. Rudman
Victoria D. Rudman